File No. 7442-1989

                           CERTIFICATE TO INCREASE THE
                         NUMBER OF AUTHORIZED SHARES OF
                             THE QUIGLEY CORPORATION



To:      The Secretary of State
         State of Nevada

         Pursuant to the provisions of Section 78.207 of the Nevada Revised Statutes, the undersigned corporation does hereby certify:

         1. That prior to the filing of this Certificate, there are 25,000,000 shares of Common Stock, $.001 par value per share and 1,000,000 shares of Preferred Stock (unclassified), $.01 par value per share authorized.

         2. That upon the filing of this Certificate, there will be 50,000,000 shares of Common Stock, $.0005 par value per share and 1,000,000 shares of Preferred Stock (unclassified), $.01 par value per share authorized.

         3. That upon the filing of this Certificate, each of the shares of Common Stock, $.001 par value per share which are issued and outstanding on the date of such filing shall immediately be split into two shares of Common Stock having a par value of $.0005 per share.

         4. That the percentage of outstanding shares of Common Stock to authorized shares of Common Stock shall be unaffected by such split.

         5. That the changes set forth in this Certificate shall become effective upon the filing of this Certificate.


Dated this 22nd day of April, 1997.

                                          THE QUIGLEY CORPORATION


                                          By:  /S/ GUY QUIGLEY
                                               -------------------------------
                                               GUY QUIGLEY, PRESIDENT

                                          By:  /S/ ERIC KAYTES
                                               -------------------------------
                                               ERIC KAYTES, SECRETARY

STATE OF PENSYLVANIA
                                    ) SS.:
COUNTY OF BUCKS                     )


On April 22, 1997 personally appeared before me, a Notary Public in and for the State and County aforesaid, Guy Quigley, and Eric Kaytes, President and Secretary of The Quigley Corporation, personally known to me to be the persons whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.



                                      /S/ JOAN M. CONDUIT
                                      --------------------------------------
                                              Notary Public


(Notary Stamp or Seal)



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